UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104

Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2026, Borealis Foods Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has reviewed and accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5620(a), which requires listed companies to hold an annual meeting of shareholders within twelve months of the end of their fiscal year.

 As previously disclosed in the Company’s Current Report on Form 8-K filed on January 16, 2026, the Company was notified on January 12, 2026 that it was not in compliance with Nasdaq Listing Rule 5620(a). In the March 2, 2026 letter, Nasdaq granted the Company an extension until May 31, 2026 to regain compliance with the rule by holding an annual meeting of shareholders.

If the Company does not regain compliance by May 31, 2026, Nasdaq has indicated that it will issue a written notice of delisting, at which time the Company may appeal Nasdaq’s determination to a Nasdaq Hearings Panel. The Company intends to regain compliance within the extension period.

A copy of the Nasdaq letter dated March 2, 2026 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Letter from The Nasdaq Stock Market LLC, dated March 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March, 2026.

BOREALIS FOODS INC.

	By	/s/ Pouneh V. Rahimi
Date: March 6, 2026		Pouneh V. Rahimi
Chief Legal Officer

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